EXHIBIT 23.1








	      CONSENT OF INDEPENDENT AUDITORS



	We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997
Stock Option Plan of Coca-Cola Enterprises Inc. of our report dated January 21, 1997, with respect to the consolidated financial statements and schedule of Coca-Cola
Enterprises Inc. included and/or incorporated by reference in Coca-Cola Enterprises Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




			       /s/     ERNST & YOUNG LLP






Atlanta, Georgia
April 28, 1997

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